Exhibit 99.1

XPO Reports Third Quarter 2023 Results

GREENWICH, Conn. – October 30, 2023 – XPO (NYSE: XPO) today announced its financial results for the third quarter 2023, reflecting a solid performance in a soft industry environment for freight transportation. The company reported diluted earnings from continuing operations per share of $0.72 and adjusted diluted earnings from continuing operations per share of $0.88.

Third Quarter 2023 Summary Results

Three months ended September 30,	Revenue		Operating Income (Loss)		Adjusted EBITDA(1)
(in millions)	2023	2022	2023	2022	2023	2022
North American Less-Than-Truckload Segment	$1,228	$1,205	$161	$162	$241	$240
European Transportation Segment	752	741	8	10	44	43
Corporate	-	-	(15)	(33)	(7)	(21)
Total	$1,980	$1,946	$154	$139	$278	$262

Three months ended September 30,	Net Income(2)		Diluted EPS(3)		Adjusted Diluted EPS(1)(3)
(in millions, except for per-share data)	2023	2022	2023	2022	2023	2022
Total	$86	$92	$0.72	$0.79	$0.88	$0.95

(1) Reconciliations of adjusted EBITDA and adjusted diluted EPS are provided in the attached financial tables
(2) Net income from continuing operations attributable to common shareholders
(3) Diluted earnings from continuing operations per share

Mario Harik, chief executive officer of XPO, said, “Our third quarter results exceeded expectations, with solid growth in revenue and profitability, and strong forward momentum. We delivered year-over-year revenue growth of 2%, and adjusted EBITDA growth of 6%, with 50 basis points of adjusted EBITDA margin expansion.

“In North American LTL, we’re improving every aspect of the business that impacts customer service and value creation. Our third quarter adjusted operating ratio of 86.2% improved sequentially by 140 basis points, and outpaced seasonality by 370 basis points. This was driven by gains in volume, pricing and labor productivity. Our damage claims ratio was a company-best 0.4% — a significant improvement from 1.2% two years ago, when we launched our LTL 2.0 plan.

“We also captured more share in the quarter, as customers responded to our focus on service and investments in capacity. Our yield growth, excluding fuel, accelerated to 6.4%, reflecting the benefit of numerous pricing initiatives underway. We expect to further accelerate yield growth in the fourth quarter.”

Harik continued “It’s exciting to take large steps forward across the business as we execute our plan. We’re making excellent progress, and I’m confident that we’re still in the early innings of realizing XPO’s full potential.”

Third Quarter Highlights

For the third quarter 2023, revenue was $1.98 billion, compared to $1.95 billion for the same period in 2022. The year-over-year increase in revenue was due primarily to higher tonnage per day and yield, excluding fuel, in the North American LTL segment, partially offset by lower fuel surcharge revenue.

Net income from continuing operations attributable to common shareholders was $86 million for the third quarter 2023, compared with $92 million for the same period in 2022. Operating income was $154 million for the third quarter, compared with $139 million for the same period in 2022. Diluted earnings from continuing operations per share was $0.72 for the third quarter, compared with $0.79 for the same period in 2022.

Adjusted net income from continuing operations attributable to common shareholders, a non-GAAP financial measure, was $105 million for the third quarter, compared with $110 million for the same period in 2022. Adjusted diluted earnings from continuing operations per share (“adjusted diluted EPS”), a non-GAAP financial measure, was $0.88 for the third quarter, compared with $0.95 for the same period in 2022.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $278 million for the third quarter, compared with $262 million for the same period in 2022.

The company generated $236 million of cash flow from operating activities in the third quarter, and ended the quarter with $355 million of cash and cash equivalents on hand, after $133 million of net capital expenditures.

Reconciliations of non-GAAP financial measures in this press release are provided in the attached financial tables. Seasonality is compared to the same period for the past five years excluding 2020.

Results by Business Segment

•	North American Less-Than-Truckload (LTL): The segment generated revenue of $1.23 billion for the third quarter 2023, compared with $1.21 billion for the same period in 2022. On a year-over-year basis, shipments per day increased 7.8%, tonnage per day increased 3.1%, and yield, excluding fuel, increased 6.4%. Including fuel, yield increased 0.8%.

Operating income was $161 million for the third quarter 2023, compared with $162 million for the same period in 2022. Adjusted operating ratio, a non-GAAP financial measure, was 86.2%, compared with 85.6% a year ago, reflecting a sequential improvement of 140 basis points, compared with the second quarter in 2023.

Adjusted EBITDA for the third quarter 2023 was $241 million, compared with $240 million for the same period in 2022. The year-over-year increase in adjusted EBITDA was due primarily to higher tonnage per day and yield, excluding fuel, partially offset by lower fuel surcharge revenue and pension income.

•	European Transportation: The segment generated revenue of $752 million for the third quarter 2023, compared with $741 million for the same period in 2022.

Operating income was $8 million for the third quarter 2023, compared with $10 million for the same period in 2022. Adjusted EBITDA was $44 million for the third quarter 2023, compared with $43 million for the same period in 2022.

Conference Call

The company will hold a conference call on Monday, October 30, 2023, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until November 29, 2023. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13741540.

About XPO

XPO, Inc. (NYSE: XPO) is one of the largest providers of asset-based less-than-truckload (LTL) transportation in North America, with proprietary technology that moves goods efficiently through its network. Together with its business in Europe, XPO serves approximately 50,000 customers with 563 locations and 38,000 employees. The company is headquartered in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on Facebook, X, LinkedIn, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for corporate; adjusted EBITDA margin on a consolidated basis; adjusted net income from continuing operations attributable to common shareholders; adjusted diluted earnings from continuing operations per share (“adjusted diluted EPS”); adjusted operating income for our North American Less-Than-Truckload and European Transportation segments; and adjusted operating ratio for our North American Less-Than-Truckload segment.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income from continuing operations attributable to common shareholders and adjusted diluted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income from continuing operations attributable to common shareholders and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expenses as set out in the attached tables.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses and other network facilities, to our customers’ demands; our ability to implement our cost and revenue initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to benefit from a sale, spin-off or other divestiture of one or more business units; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; goodwill impairment, including in connection with a business unit sale or other divestiture; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; the expected benefits of the spin-offs of GXO Logistics, Inc. and RXO, Inc. on the size and business diversity of our company; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters; litigation; risks associated with our self-insured claims; governmental or political actions; and competition and pricing pressures.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Investor Contact

Brian Scasserra

+1 617-607-6429

brian.scasserra@xpo.com

Media Contact

Karina Frayter

+1 203-484-8303

karina.frayter@xpo.com

XPO, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change %	2023	2022	Change %
Revenue	$1,980	$1,946	1.7%	$5,804	$5,887	-1.4%
Salaries, wages and employee benefits	809	739	9.5%	2,354	2,216	6.2%
Purchased transportation	437	480	-9.0%	1,338	1,515	-11.7%
Fuel, operating expenses and supplies	406	425	-4.5%	1,223	1,277	-4.2%
Operating taxes and licenses	15	15	0.0%	45	44	2.3%
Insurance and claims	39	41	-4.9%	129	145	-11.0%
(Gains) losses on sales of property and equipment	1	(1)	-200.0%	(4)	(3)	33.3%
Depreciation and amortization expense	110	99	11.1%	318	289	10.0%
Transaction and integration costs	8	2	300.0%	47	16	193.8%
Restructuring costs	1	7	-85.7%	35	15	133.3%
Operating income	154	139	10.8%	319	373	-14.5%
Other income	(4)	(15)	-73.3%	(12)	(42)	-71.4%
Debt extinguishment loss	-	-	0.0%	23	26	-11.5%
Interest expense	41	35	17.1%	126	103	22.3%
Income from continuing operations before income tax provision	117	119	-1.7%	182	286	-36.4%
Income tax provision	31	27	14.8%	48	66	-27.3%
Income from continuing operations	86	92	-6.5%	134	220	-39.1%
Income (loss) from discontinued operations, net of taxes	(2)	39	-105.1%	(3)	540	-100.6%
Net income attributable to XPO	$84	$131	-35.9%	$131	$760	-82.8%

Net income (loss) attributable to common shareholders
Continuing operations	$86	$92		$134	$220
Discontinued operations	(2)	39		(3)	540
Net income attributable to common shareholders	$84	$131		$131	$760

Basic earnings (loss) per share attributable to common shareholders (1)
Continuing operations	$0.74	$0.80		$1.16	$1.92
Discontinued operations	(0.01)	0.34		(0.02)	4.69
Basic earnings per share attributable to common shareholders	$0.73	$1.14		$1.14	$6.61
Diluted earnings (loss) per share attributable to common shareholders (1)
Continuing operations	$0.72	$0.79		$1.14	$1.91
Discontinued operations	(0.01)	0.34		(0.02)	4.66
Diluted earnings per share attributable to common shareholders	$0.71	$1.13		$1.12	$6.57

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	116	115		116	115
Diluted weighted-average common shares outstanding	119	116		118	116

(1) The sum of quarterly earnings per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

XPO, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions, except per share data)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$355	$460
Accounts receivable, net of allowances of $45 and $43, respectively	1,059	954
Other current assets	199	199
Current assets of discontinued operations	-	17
Total current assets	1,613	1,630
Long-term assets
Property and equipment, net of $1,767 and $1,679 in accumulated depreciation, respectively	2,072	1,832
Operating lease assets	695	719
Goodwill	1,465	1,472
Identifiable intangible assets, net of $431 and $392 in accumulated amortization, respectively	366	407
Other long-term assets	217	209
Total long-term assets	4,815	4,639
Total assets	$6,428	$6,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$473	$521
Accrued expenses	827	774
Short-term borrowings and current maturities of long-term debt	66	59
Short-term operating lease liabilities	111	107
Other current liabilities	45	30
Current liabilities of discontinued operations	-	16
Total current liabilities	1,522	1,507
Long-term liabilities
Long-term debt	2,447	2,473
Deferred tax liability	326	319
Employee benefit obligations	90	93
Long-term operating lease liabilities	584	606
Other long-term liabilities	262	259
Total long-term liabilities	3,709	3,750

Stockholders’ equity
Common stock, $0.001 par value; 300 shares authorized; 116 and 115 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	-
Additional paid-in capital	1,284	1,238
Retained earnings (accumulated deficit)	127	(4)
Accumulated other comprehensive loss	(214)	(222)
Total equity	1,197	1,012
Total liabilities and equity	$6,428	$6,269

XPO, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities of continuing operations
Net income	$131	$760
Income (loss) from discontinued operations, net of taxes	(3)	540
Income from continuing operations	134	220
Adjustments to reconcile income from continuing operations to net cash from operating activities
Depreciation, amortization and net lease activity	318	289
Stock compensation expense	58	21
Accretion of debt	8	12
Deferred tax expense	16	30
Gains on sales of property and equipment	(4)	(3)
Other	46	46
Changes in assets and liabilities
Accounts receivable	(141)	(199)
Other assets	(24)	72
Accounts payable	(38)	13
Accrued expenses and other liabilities	70	127
Net cash provided by operating activities from continuing operations	443	628
Cash flows from investing activities of continuing operations
Payment for purchases of property and equipment	(494)	(354)
Proceeds from sale of property and equipment	19	10
Proceeds from settlement of cross currency swaps	2	29
Net cash used in investing activities from continuing operations	(473)	(315)
Cash flows from financing activities of continuing operations
Proceeds from issuance of debt	1,977	-
Repurchase of debt	(2,003)	(651)
Proceeds from borrowings on ABL facility	-	275
Repayment of borrowings on ABL facility	-	(275)
Repayment of debt and finance leases	(50)	(46)
Payment for debt issuance costs	(15)	-
Change in bank overdrafts	30	5
Payment for tax withholdings for restricted shares	(12)	(13)
Other	1	(1)
Net cash used in financing activities from continuing operations	(72)	(706)
Cash flows from discontinued operations
Operating activities of discontinued operations	(11)	31
Investing activities of discontinued operations	2	668
Net cash provided by (used in) discontinued operations	(9)	699
Effect of exchange rates on cash, cash equivalents and restricted cash	2	(25)
Net increase (decrease) in cash, cash equivalents and restricted cash	(109)	281
Cash, cash equivalents and restricted cash, beginning of period	470	273
Cash, cash equivalents and restricted cash, end of period	361	554
Less: Cash, cash equivalents and restricted cash of discontinued operations, end of period	-	187
Cash, cash equivalents and restricted cash of continuing operations, end of period	$361	$367

North American Less-Than-Truckload Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change %	2023	2022	Change %
Revenue (excluding fuel surcharge revenue)	$1,005	$931	7.9%	$2,848	$2,780	2.4%
Fuel surcharge revenue	223	274	-18.6%	636	772	-17.6%
Revenue	1,228	1,205	1.9%	3,484	3,552	-1.9%
Salaries, wages and employee benefits	616	562	9.6%	1,744	1,630	7.0%
Purchased transportation	97	123	-21.1%	283	393	-28.0%
Fuel, operating expenses and supplies (1)	244	252	-3.2%	718	741	-3.1%
Operating taxes and licenses	11	13	-15.4%	35	37	-5.4%
Insurance and claims	20	31	-35.5%	81	98	-17.3%
(Gains) losses on sales of property and equipment	4	-	100.0%	6	-	100.0%
Depreciation and amortization	75	60	25.0%	214	175	22.3%
Transaction and integration costs	-	-	0.0%	-	2	-100.0%
Restructuring costs	-	2	-100.0%	10	5	100.0%
Operating income	161	162	-0.6%	393	471	-16.6%
Operating ratio (2)	86.8%	86.6%		88.7%	86.7%
Other income	-	1		-	1
Amortization expense	9	9		26	26
Transaction and integration costs	-	-		-	2
Restructuring costs	-	2		10	5
Gains on real estate transactions	-	-		-	-
Adjusted operating income (3)	$170	$174	-2.3%	$429	$505	-15.0%
Adjusted operating ratio (3) (4)	86.2%	85.6%		87.7%	85.8%
Depreciation expense	66	51		188	149
Pension income	5	14		13	44
Gains on real estate transactions	-	-		-	-
Other	-	1		1	2
Adjusted EBITDA (5)	$241	$240	0.4%	$631	$700	-9.9%
Adjusted EBITDA margin (6)	19.6%	19.9%		18.1%	19.7%

(1) Fuel, operating expenses and supplies includes fuel-related taxes.
(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)).
(3) See the “Non-GAAP Financial Measures” section of the press release.
(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)); adjusted operating margin is the inverse of adjusted operating ratio.
(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.
(6) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

North American Less-Than-Truckload

Summary Data Table

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change %	2023	2022	Change %
Pounds per day (thousands)	72,257	70,063	3.1%	70,465	70,854	-0.5%
Shipments per day	53,637	49,744	7.8%	51,303	49,459	3.7%
Average weight per shipment (in pounds)	1,347	1,408	-4.3%	1,374	1,433	-4.1%
Revenue per shipment	$366.36	$378.26	-3.1%	$357.20	$374.61	-4.6%
Gross revenue per hundredweight (including fuel surcharges) (1)	$27.74	$27.52	0.8%	$26.59	$26.86	-1.0%
Gross revenue per hundredweight (excluding fuel surcharges) (1)	$22.81	$21.43	6.4%	$21.84	$21.18	3.1%
Average length of haul (in miles)	850.0	831.0		839.4	830.7
Total average load factor (2)	22,683	23,574	-3.8%	22,862	23,914	-4.4%
Average age of tractor fleet (years)	5.2	6.0
Number of working days	62.5	64.0		190.0	191.5

(1) Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with the company's revenue recognition policy.
(2) Total average load factor equals freight pound miles divided by total linehaul miles.
Note: Table excludes the company's trailer manufacturing operations.

European Transportation Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change %	2023	2022	Change %
Revenue	$752	$741	1.5%	$2,320	$2,335	-0.6%
Salaries, wages and employee benefits	189	167	13.2%	595	537	10.8%
Purchased transportation	340	357	-4.8%	1,055	1,122	-6.0%
Fuel, operating expenses and supplies (1)	162	159	1.9%	499	499	0.0%
Operating taxes and licenses	4	2	100.0%	10	7	42.9%
Insurance and claims	15	13	15.4%	43	42	2.4%
Gains on sales of property and equipment	(3)	(1)	200.0%	(10)	(3)	233.3%
Depreciation and amortization	35	31	12.9%	100	96	4.2%
Transaction and integration costs	1	2	-50.0%	2	5	-60.0%
Restructuring costs	1	1	0.0%	9	4	125.0%
Operating income	$8	$10	-20.0%	$17	$26	-34.6%
Other expense	(1)	(1)		(1)	(1)
Amortization expense	6	5		16	15
Transaction and integration costs	1	2		2	5
Restructuring costs	1	1		9	4
Adjusted operating income (2)	$15	$17	-11.8%	$43	$49	-12.2%
Depreciation expense	29	26		84	81
Adjusted EBITDA (3)	44	43	2.3%	127	130	-2.3%
Adjusted EBITDA margin (4)	5.8%	5.9%		5.5%	5.6%

(1) Fuel, operating expenses and supplies includes fuel-related taxes.
(2) See the “Non-GAAP Financial Measures” section of the press release.
(3) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.
(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

Corporate

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change %	2023	2022	Change %
Revenue	$-	$-	0.0%	$-	$-	0.0%
Salaries, wages and employee benefits	4	10	-60.0%	15	49	-69.4%
Fuel, operating expenses and supplies	-	14	-100.0%	6	37	-83.8%
Operating taxes and licenses	-	-	0.0%	-	-	0.0%
Insurance and claims	4	(3)	-233.3%	5	5	0.0%
Depreciation and amortization	-	8	-100.0%	4	18	-77.8%
Transaction and integration costs	7	-	100.0%	45	9	400.0%
Restructuring costs	-	4	-100.0%	16	6	166.7%
Operating loss	$(15)	$(33)	-54.5%	$(91)	$(124)	-26.6%
Other income (expense) (1)	1	-		-	(4)
Depreciation and amortization	-	8		4	18
Transaction and integration costs	7	-		45	9
Restructuring costs	-	4		16	6
Adjusted EBITDA (2)	$(7)	$(21)	-66.7%	$(26)	$(95)	-72.6%

(1) Other income (expense) consists of foreign currency gain (loss) and other income (expense).
(2) See the “Non-GAAP Financial Measures” section of the press release.

XPO, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change %	2023	2022	Change %
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
Net income from continuing operations attributable to common shareholders	$86	$92	-6.5%	$134	$220	-39.1%
Debt extinguishment loss	-	-		23	26
Interest expense	41	35		126	103
Income tax provision	31	27		48	66
Depreciation and amortization expense	110	99		318	289
Transaction and integration costs	8	2		47	16
Restructuring costs	1	7		35	15
Other	1	-		1	-
Adjusted EBITDA (1)	$278	$262	6.1%	$732	$735	-0.4%
Revenue	$1,980	$1,946	1.7%	$5,804	$5,887	-1.4%
Adjusted EBITDA margin (1) (2)	14.0%	13.5%		12.6%	12.5%

(1) See the “Non-GAAP Financial Measures” section of the press release.
(2) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

XPO, Inc.

Reconciliation of Non-GAAP Measures (cont.)

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2023	2022	2023	2022
Reconciliation of Net Income from Continuing Operations and Diluted Earnings Per Share from Continuing Operations to Adjusted Net Income from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations
Net income from continuing operations attributable to common shareholders	$86	$92	$134	$220
Debt extinguishment loss	-	-	23	26
Amortization of acquisition-related intangible assets	15	13	42	40
Transaction and integration costs	8	2	47	16
Restructuring costs	1	7	35	15
Income tax associated with the adjustments above (1)	(5)	(4)	(28)	(22)
Adjusted net income from continuing operations attributable to common shareholders (2)	$105	$110	$253	$295

Adjusted diluted earnings from continuing operations per share (2)	$0.88	$0.95	$2.15	$2.55

Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	119	116	118	116

(1) This line item reflects the aggregate tax benefit of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:
Debt extinguishment loss	$-	$-	$5	$6
Amortization of acquisition-related intangible assets	4	3	10	9
Transaction and integration costs	-	1	5	4
Restructuring costs	1	-	8	3
	$5	$4	$28	$22

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, and contribution- and margin-based taxes.

(2) See the "Non-GAAP Financial Measures" section of the press release.

North American Less-Than-Truckload Segment

Summary Financial Table vs Prior Quarter

(Unaudited)

(In millions)

	Three Months Ended
	September 30,	June 30,
	2023	2023
Revenue (excluding fuel surcharge revenue)	$1,005	$940
Fuel surcharge revenue	223	196
Revenue	1,228	1,136
Salaries, wages and employee benefits	616	573
Purchased transportation	97	87
Fuel, operating expenses and supplies (1)	244	226
Operating taxes and licenses	11	12
Insurance and claims	20	33
(Gains) losses on sales of property and equipment	4	1
Depreciation and amortization	75	71
Transaction and integration costs	-	-
Restructuring costs	-	4
Operating income	161	129
Operating ratio (2)	86.8%	88.7%
Amortization expense	9	9
Transaction and integration costs	-	-
Restructuring costs	-	4
Gains on real estate transactions	-	-
Adjusted operating income (3)	$170	$142
Adjusted operating ratio (3) (4)	86.2%	87.6%
Depreciation expense	66	62
Pension income	5	4
Gains on real estate transactions	-	-
Adjusted EBITDA (5)	$241	$208

(1) Fuel, operating expenses and supplies includes fuel-related taxes.
(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)).
(3) See the “Non-GAAP Financial Measures” section of the press release.
(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)); adjusted operating margin is the inverse of adjusted operating ratio.
(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.